UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2009

POINT BLANK SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 SW 2nd Street, Pompano Beach, Florida		33069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 630-0900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 15, 2009, Point Blank Solutions, Inc. (the “Company”) entered into a management services agreement with SP Corporate Services, LLC (“SP Corporate Services”), effective as of September 1, 2009 (the “Agreement”).  Pursuant to the Agreement, SP Corporate Services will provide the Company with the services of James R. Henderson as the Company’s Chief Executive Officer.  Mr. Henderson has been serving as the Company’s Chief Executive Officer since his appointment to such position on September 9, 2009.  Such appointment was previously disclosed in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 15, 2009.

Pursuant to the Agreement, the Company will pay SP Corporate Services $37,500 per month as consideration for Mr. Henderson’s services.  The Company may pay SP Corporate Services an annual cash bonus pursuant to the Company’s annual incentive plan, subject to the sole and complete discretion of the Compensation Committee of the Company’s Board of Directors (the “Board”).  Additionally, the Company will reimburse SP Corporate Services for certain of Mr. Henderson’s reasonable living expenses, including but not limited to his relocation, housing and automobile expenses.  The Agreement will terminate immediately upon the earlier of (i) appropriate written notice given by either party, or (ii) the death of Mr. Henderson.

SP Corporate Services is an affiliate of Steel Partners LLC (“Steel Partners”).  Mr. Henderson is a Managing Director and operating partner of Steel Partners, and Terry R. Gibson, another member of the Board, is a Managing Director of SP Corporate Services.  Steel Partners is the manager of Steel Partners II, L.P., which reported in a Schedule 13D with respect to its investment in the Company, originally filed with the SEC on February 11, 2008 and subsequently amended, most recently on July 17, 2009, that it owns approximately 4.2% of the Company’s outstanding common stock.

The Agreement was unanimously approved by the Company’s disinterested directors, and SP Corporate Services will be subject to the supervision and control of the Company’s disinterested directors while performing its obligations under the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Management Services Agreement, dated as of September 1, 2009, by and between Point Blank Solutions, Inc. and SP Corporate Services, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

Dated: October 16, 2009	By:	/s/ Michelle Doery
	Name:	Michelle Doery
	Title:	Chief Financial Officer